WARRANT AGREEMENT

          WARRANT AGREEMENT dated April 13, 1994 between
LONE STAR
INDUSTRIES, INC. (the "Company"), and CHEMICAL BANK, a New
York
banking corporation, as Warrant Agent (the "Warrant Agent").

          The Company proposes to issue Common Stock
Purchase
Warrants, as hereinafter described (the "Warrants"), to purchase an aggregate of 4,003,333 shares (subject to adjustment as provided herein) of its Common Stock, $1.00 par value (the "Common Stock"),
(the shares of Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), pursuant to the Modified
Amended Consolidated Plan of Reorganization of the Company
(the
"Plan"). Each Warrant shall entitle the holder thereof to purchase one share (subject to adjustment as provided herein) of Common Stock.

          The Company wishes the Warrant Agent to act on behalf of the
Company and the Warrant Agent is willing to act in connection with the issuance, separation, transfer, exchange and exercise of Warrants.

          In consideration of the foregoing and for the purposes of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants (the "Holders"), the Company and the Warrant
Agent hereby agree as follows:

          SECTION 1.  Appointment of Warrant Agent.  The
Company
hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the
Warrant Agent hereby accepts such appointment.

          SECTION 2.  Transferability and Form of Warrant.

          2.1 Registration. The Warrants shall be numbered and shall be registered in a Warrant Register as they are issued. The Company and the Warrant Agent shall be entitled to treat the Holder of any
Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.

          2.2 Transfer. The Warrants shall be transferable only on the books of the Company maintained at the principal office of the
Warrant Agent upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer.
In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Warrant Agent in its discretion. Upon any registration of transfer, the Warrant Agent shall countersign and deliver a new Warrant or Warrants to the persons entitled thereto.

          2.3 Form of Warrant. The text of the Warrant and the
Purchase Form shall be substantially as set forth in Exhibit A attached hereto. The price per Warrant Share and the number of
Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or an Assistant Secretary. The signature of any such officers on the
Warrants may be manual or facsimile.

          Warrants bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such office prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement.

          Warrants shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon division, exchange, substitution or transfer.

          SECTION 3. Countersignature of Warrants. The Warrants shall be countersigned by the Warrant Agent (or any successor to the
Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned, however, by the Warrant Agent (or by its successor as warrant agent hereunder) and may be delivered by the
Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the Chairman of the Board, President, one of the Vice Presidents or the Secretary of the Company, countersign, issue and deliver Warrants entitling the Holders thereof to purchase not more than 4,003,333 Warrant Shares (subject to Section 7 hereof and adjustment pursuant to Section 10 hereof) and shall countersign and deliver Warrants as otherwise provided in this Agreement.

          SECTION 4.  Exchange of Warrant Certificates.
Each Warrant
certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of
Warrant Shares as the certificate or certificates surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a
Warrant certificate or certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged.
Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested.

          SECTION 5.  Term of Warrants; Exercise of
Warrants.

          5.1 Term of Warrants. Subject to the terms of this
Agreement, each Holder shall have the right, which may be exercised until the close of business on December 31, 2000, to purchase from the
Company the number of fully paid and nonassessable Warrant
Shares
which the Holder may at the time be entitled to purchase on exercise of such Warrants.

          5.2 Exercise of Warrants. Warrants may only be exercised for the purchase of whole Warrant Shares. Warrants may be exercised upon surrender to the Company at the principal office of the Warrant
Agent, of the certificate or certificates evidencing the Warrants to be exercised (except as otherwise provided below), together with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Warrant Agent for the account of the
Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 9 and 10 hereof), for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Warrant Price shall be made in cash or by certified or official bank check.

          Subject to Section 6 hereof, upon such surrender of Warrants and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder, and in such name or names as the Holder may designate, a certificate or certificates for the number of full
Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 12 hereof, in respect of any fractional Warrant Shares otherwise issuable upon such exercise of Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of such Warrant
Price, as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after December 31, 2000)
and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares; provided further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty days.
The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of less than all of the
Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificate or certificates pursuant to the provisions of this Section and of Section 3 hereof and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

          SECTION 6. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Warrant Shares in a name other than that of the registered Holder of Warrants in respect of which such Warrant Shares are issued.

          SECTION 7. Mutilated or Missing Warrants. In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant and indemnity, if requested, also satisfactory to them. An applicant for such a substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant
Agent may prescribe.

          SECTION 8.  Reservation of Warrant Shares:
Ownership of
Warrants by Company.

          8.1 Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The Transfer Agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of such rights of purchase will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent or its successors and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the
Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from the Transfer Agent or its successors the stock certificates required to honor outstanding
Warrants upon exercise thereof in accordance with the terms of this
Agreement. The Company will supply such Transfer Agent or its successors with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 12 hereof. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the
Warrant Agent and shall thereafter be delivered to the Company.

          8.2 Ownership of Warrants by the Company. No provision of this Agreement shall limit or restrict the rights of the Company, or any affiliate of the Company, to acquire or hold any Warrant or exercise any rights as a Holder thereof.

          8.3 Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired.
The Warrant Agent shall cancel any Warrants (or portions thereof) surrendered for exchange, substitution, transfer or exercise in whole or in part.

          SECTION 9.  Warrant Price.  The price per share at
which
Warrant Shares shall be purchasable upon exercise of Warrants (the
"Warrant Price") shall be $18.75, subject to adjustment pursuant to
Section 10 hereof.

          SECTION 10.  Adjustment of Warrant Price and
Number of
Warrant Shares. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

          10.1 Mechanical Adjustments.  The number of
Warrant Shares
purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

               (a)  In case the Company shall (i) pay a
dividend in
shares of Common Stock or make a distribution in shares of Common
Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification or recapitalization of its shares of Common Stock other securities of the
Company, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the
Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he or she would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

               (b)  (i)  In case the Company shall
distribute to all
holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of retained earnings or surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of
Warrant Shares theretofore purchasable upon the exercise of each
Warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in Section
10.1(c) hereof) on the date of the public announcement of such distribution and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights, options or warrants or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                    (ii)  In case the Company shall grant or
issue any
stock option, stock bonus share or other stock-related security or right in any case which are exercisable for or convertible into Common
Stock (collectively, "Stock Rights") to management or employees of the
Company or any subsidiary thereof, or to any consulting or similar firm, for providing management services to the Company or any such subsidiary, pursuant to any compensatory performance or similar plan or arrangement approved by the Board of Directors other than any Stock
Rights for which an adjustment is made under Section
10.1(b)(i) or any
Stock Rights granted pursuant to the Management Stock Option Plan and the Directors Stock Option Plan described in the Company's Modified
Amended Disclosure Statement dated November 4, 1993 relating to the
Plan, and the aggregate price per share for which Common Stock is issuable upon exercise or conversion of such Stock Rights (which shall include any per share payment made to acquire such Stock Rights) shall be less than the current market price of Common Stock as of the close of business on the business day immediately preceding the date of grant of such Stock Rights, then, upon the exercise or conversion of any such Stock Rights, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the business day immediately preceding the date of exercise or conversion of such Stock Rights (the "Outstanding Shares
Amount"), and (B) the number of additional shares of Common Stock issued upon the exercise or conversion of the Stock Rights being exercised (the "Additional Shares Amount") and the denominator of which shall be the sum of (x) the Outstanding Shares Amount, and (y) the Additional Shares Amount multiplied by the aggregate price per share for which Common Stock is issuable upon exercise or conversion of such Stock Rights (which shall include any per share payment made to acquire such Stock Rights on the date of their issuance) divided by the current market price per share of Common Stock as of the close of business on the business day immediately preceding the date of grant of such Stock Rights. Subject to Section 10.1(d), such adjustment shall be made whenever any Stock Rights referred to in this
Section 10.1(b)(ii) are exercised or converted and shall be effective as of the date of such exercise or conversion.

     The provisions of this Section 10.1(b)(ii) shall not apply to any
Stock Rights granted to an underwriter or selling agent of securities of the Company or any subsidiary thereof in connection with an underwriting or sale of securities of the Company or any such subsidiary, and the provisions of this Section 10.1(b)(ii) shall not be deemed to apply to a right to purchase shares of Common Stock which constitutes an agreement for the purchase and sale of Common Stock.

               (c) For the purpose of any computation under Section
10.1(b) and Section 12 hereof, the current market price per share of
Common Stock at any date shall be the average closing price of the
Common Stock on the New York Stock Exchange (or other principal national securities exchange on which the Company's Common Stock shall be then traded), or if not then traded on such an exchange, the average representative closing bid price of the Common Stock (if then traded in the over-the-counter market) or the average closing price of the Common Stock (if then traded on NASDAQ's National Market
System) for the five consecutive trading days ending the day prior to the date as of which such computation is made. If the Common Stock is not so traded, the current market price per share of Common Stock shall mean: (i) for purposes of Section 12 hereof, the fair market value per share as determined in good faith by or pursuant to directions provided by the Board of Directors of the Company; and (ii) for purposes of Section 10.1(b) hereof, an amount determined by a nationally recognized investment banking firm that is, in the judgment of the Board of Directors of the Company, disinterested and independent with respect to the determination for which it is being retained.

               (d)  No adjustment in the number of Warrant
Shares
purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of
Warrant Shares purchasable upon the exercise of each Warrant;
provided, however, that any adjustments which by reason of this
Section 10.1(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

               (e)  Whenever the number of Warrant Shares
purchasable
upon the exercise of each Warrant is adjusted, as herein provided, the
Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant
Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

               (f)  For the purpose of this Section 10.1,
the term
"shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or
(ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any shares of the Company other than shares of
Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in Section
10.1(a) through Section 10.1(e), inclusive, above, and the provisions of Section 5 and Sections 10.2 and 10.3 hereof, with respect to the
Warrant Shares, shall apply on like terms to any such other shares.

          10.2 Voluntary Adjustment by the Company.  The
Company may
at its option, at any time during the term of the Warrants, reduce the then current Warrant Price to any amount deemed appropriate by the
Board of Directors of the Company.

          10.3 Notice of Adjustment. Whenever the number of Warrant
Shares purchasable upon the exercise of each Warrant or the Warrant
Price of such Warrant Shares is adjusted, as herein provided, the
Company shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of
Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such
Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive of the correctness of such adjustment. The Warrant
Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant
Agent shall not at any time be under any duty or responsibility to any
Holders to determine whether any facts exist which may require any adjustment of the Warrant Price or the number of Warrant Shares or other stock or property purchasable on exercise thereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

          10.4 No Adjustment for Dividends. Except as provided in subsection 10.1, no adjustment in respect of any dividend shall be made during the term of a Warrant or upon the exercise of a Warrant.

          10.5 Preservation of Purchase Rights Upon
Consolidation,
etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, as a condition to the effectiveness of such transaction shall execute with the Warrant Agent an agreement that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The provisions of this Section 10.5 shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments.

          10.6 Statement on Warrants. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant certificates initially issuable pursuant to this Agreement.

          SECTION 11.  Expiration of Warrants.  At 5:00 p.m.
E.S.T,
on December 31, 2000, all outstanding Warrants shall become void and all rights of all holders thereof and thereunder and under this
Agreement shall cease.

          SECTION 12. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of
Warrants. The number of full Warrant Shares which shall be issuable upon the exercise of Warrants shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the
Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the then current market price per
Warrant Share (as defined in Section 10.1(c) above) multiplied by such fraction.

          SECTION 13.  No Rights as Stockholders; Notices to
Holders.
Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent to or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

               (a)  the Company shall declare any dividend
payable in
any securities upon its shares of Common Stock or make any distribution (other than a cash dividend payable from retained earnings or surplus) to the holders of its shares of Common
Stock or
effectuate any of the other transactions described in Sections 10.1
(a) or 10.5 hereof;

               (b)  the Company shall offer or grant to the
holders
of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common
Stock or any right to subscribe thereto; or

               (c) a dissolution, liquidation or winding up of the
Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets, and business as an entirety) shall be proposed,

then in any one or more of said events, the Company shall
(a) give
notice in writing of such event to the Warrant Agent and the Holders as provided in Section 19 hereof and (b) cause notice of such event to be published once in The Wall Street Journal (National Edition), such giving of notice and publication to be completed at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights or to participate in any other transaction or event described in Section
10.1(a), or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up or other transaction or event described in Section 10.5. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish or mail such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed dissolution, liquidation or winding up or other transaction or event.

          SECTION 14.  Disposition of Proceeds on Exercise
of
Warrants; Inspection of Warrant Agreement.  The Warrant
Agent shall
account promptly to the Company with respect to Warrants exercised and concurrently pay the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such
Warrants.

          The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its principal office in
New York, New York.  The Company shall supply the Warrant
Agent from
time to time with such numbers of copies of this Agreement as the
Warrant Agent may request.

          SECTION 15.  Merger or Consolidation or Change of
Name of
Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant
Agent under the provisions of Section 17 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant
Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant
Agent; and in all such cases Warrants shall have the full force provided in the Warrants and in this Agreement.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such
Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the
Warrants and in this Agreement.

          SECTION 16.  Concerning the Warrant Agent.  The
Warrant
Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

          16.1 Correctness of Statements. The statements contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

          16.2 Breach of Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

          16.3 Performance of Duties. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct of any agent appointed with due care.

          16.4 Reliance on Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          16.5 Proof of Actions Taken. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board, the President, any Executive Vice President, the Chief
Financial Officer, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          16.6 Compensation. The Company agrees to pay the Warrant
Agent reasonable compensation for all services rendered by the Warrant
Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes (other than taxes based on income) and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the
Warrant Agent in the performance of its duties under this Agreement except as a result of the Warrant Agent's negligence or bad faith.

          16.7 Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant
Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the
Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment (other than in respect of a claim under
Section 16.6) shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

          16.8 Other Transactions in Securities of Company.
The
Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants, or other securities of the Company or have a pecuniary interest in any transaction in which the Company may be interested, or contract with the Company or otherwise act as fully and freely as though it were not
Warrant Agent under this Agreement. Nothing herein shall preclude the
Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          16.9 Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith. Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the cause.

          16.10     Reliance on Documents.  The Warrant
Agent will not
incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          16.11 Validity of Agreement, etc. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof) or in respect of the necessity or the extent of any adjustment to the
Warrant Price or the number of Warrant Shares purchasable under a
Warrant; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization, reservation, value or registration under securities laws of any
Warrant Shares (or other stock) to be issued pursuant to this
Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Warrant Price or the number or amount of
Warrant Shares or other securities or other property issuable upon exercise of any Warrant or the method employed in making any adjustment to the foregoing.

          16.12 Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the
Board, the President, any Executive Vice President, the
Chief
Financial Officer, any Vice President, the Treasurer or the Secretary of the Company and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers.

          SECTION 17. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company sixty days' notice in writing. The Warrant
Agent may be removed by like notice to the Warrant Agent from the
Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of sixty days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any
Holder (who shall with such notice submit his Warrant for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent.
Any successor warrant agent, whether appointed by the Company or such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as warrant agent a combined capital and surplus of at least $50,000,000, or a stock transfer company. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 17, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, first class, to each Holder, written notice of such resignation or removal and the name and address of such successor warrant agent.

          SECTION 18.  Identity of Transfer Agent.
Forthwith upon the
appointment of any subsequent transfer agent for the Common
Stock, or
any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

          SECTION 19. Notices. Any notice pursuant to this Agreement by the Company or by any Holder to the Warrant Agent, or by the
Warrant Agent or by any Holder to the Company, shall be in writing and shall be mailed first class, postage prepaid, or delivered
(a) to the
Company, at its offices at 300 First Stamford Place,
Stamford,
Connecticut 06912-0014 or (b) to the Warrant Agent, to
Chemical Bank,
450 West 33rd Street, 15th Floor, New York, New York 10001. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by similar notice in writing to the other party.

          Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or delivered to such Holders at their respective addresses on the books of the Warrant
Agent.

          SECTION 20. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this
Agreement, without the approval of any Holder in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Holders. Any supplement or amendment to this Agreement which would adversely affect the interests of the
Holders may be made by the Company and the Warrant Agent only with the written approval of the Holders of a majority of the outstanding
Warrants and upon such approval, such supplement or amendment shall be binding on all Holders; provided, however, that no supplement or amendment that reduces the term of the Warrants set forth in Section
5.1, increases the Warrant Price (except for adjustments pursuant to
Section 10 hereof), or affects the provisions of Section 10 hereof shall be effective with respect to any Warrant without the written consent of the Holder of such Warrant.

          SECTION 21.  Successors.  All the covenants and
provisions
of this Agreement by or for the benefit of the Company or the Warrant
Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 22.  Merger or Consolidation of the
Company.  The
Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed by such resulting corporation and delivered to the Warrant
Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

          SECTION 23.  Applicable Law. This Agreement and
each Warrant
issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflicts of law.

          SECTION 24.  Benefits of this Agreement.  Nothing
in this
Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent, and the Holders any legal or equitable right, remedy or claim under this Agreement; but this
Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrants.

          SECTION 25.  Counterparts.  This Agreement may be
executed
in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 26.  Captions.  The captions of the
Sections and
subsections of this Agreement have been inserted for convenience only and shall not be deemed part of or used in the construction of this
Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.


     LONE STAR INDUSTRIES, INC.


     By:       John J. Martin
   Title: Senior Vice President


     CHEMICAL BANK, as Warrant Agent


     By:      Raymond Puplasky
     Title:  Assistant Vice President
VOID AFTER 5:00 P.M.
EASTERN STANDARD TIME
DECEMBER 31, 2000

No. __________ Exhibit A

     __________ Warrants



                   LONE STAR INDUSTRIES, INC.

      Incorporated Under the Laws of The State of Delaware

                 COMMON STOCK PURCHASE WARRANTS



          THIS CERTIFIES THAT, for value received
   ,
the registered holder hereof, or registered assigns (the "Holder"), is entitled to purchase from Lone Star Industries, Inc., a Delaware corporation (the "Company"), subject to the terms and conditions hereof and of the Warrant Agreement referred to below, at any time on or after the date of this Common Stock Purchase Warrant (the "Warrant") and until 5:00 p.m. E.S.T. on December 31, 2000, at the purchase price of $18.75 per share (the "Warrant Price"), the number of shares of Common Stock, par value $1.00 per share, of the Company
(the "Common Stock") which is initially equal to the number of
Warrants set forth above. The number of shares purchasable upon exercise of this Warrant and the Warrant Price per share shall be subject to adjustment from time to time as set forth in the Warrant
Agreement referred to below.

          This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Warrant
Price (subject to adjustment) at the principal office of Chemical Bank
(the "Warrant Agent"). Payment of such price shall be made at the option of the Holder hereof in cash, by certified or official check or any combination thereof.

          This Warrant is one of a duly authorized issue of Warrants evidencing the right to purchase initially an aggregate of up to
4,003,333 shares of Common Stock under and in accordance with a
Warrant Agreement between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant
Agent.

          Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder hereof a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the
Warrant Agent by surrender of this Warrant properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants entitling the Holder thereof to purchase the same aggregate number of shares as were purchasable on exercise of the
Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of this Warrant, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. This
Warrant is transferable at the office of the Warrant Agent in New
York, New York in the manner and subject to the limitations set forth in the Warrant Agreement.

          The Holder hereof, until his or her transfer has been recorded on the books of the Company, may be treated by the Company, the Warrant Agent, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding.

          This Warrant does not entitle any Holder hereof to any of the rights of a stockholder of the Company.

          This Warrant shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

DATED:

(Corporate Seal)         LONE STAR INDUSTRIES, INC.

Attest:

          By:


          Title:

[Secretary]


COUNTERSIGNED:

CHEMICAL BANK, as Warrant Agent


By:
     Authorized Signature

Title:
                   LONE STAR INDUSTRIES, INC.

                          PURCHASE FORM

          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant
Certificate for,
and to purchase thereunder, ___________ shares of the stock provided for therein, herewith makes payment in full for such shares in the amount of $__________ by delivery of cash and/or certified or official bank check, all in accordance with the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, and requests that certificates for such shares be issued in the name indicated below and delivered to the address stated below:


      (Please Print Name, Address and Social Security No.)







and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the Warrants under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his or her Assignee as below indicated and delivered to the address stated below.

DATED:

Name of Warrantholder or Assignee:
                                       (Please Print)

Address:






 Signature:

Signature Guaranteed By:



     NOTE:     The above signature must correspond with the
name as
written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless this
Warrant has been assigned.
                           ASSIGNMENT

         (To be signed only upon assignment of Warrant)

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto



  (Name and Address of Assignee Must Be Printed or
Typewritten)

the within Warrant, hereby irrevocably constituting and appointing attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.


DATED


     Signature of Registered Holder

Signature Guaranteed By:




     NOTE:     The above signature must correspond with the
name as
written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless this
Warrant has been assigned.